UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2012
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)     The 2012 Annual Meeting of Stockholders of TOR Minerals International, Inc. was held on Friday, May 11, 2012 (the "Annual Meeting").

(b)     The Company's stockholders voted on the following three proposals (described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2012) at the Annual Meeting and cast their votes as follows:

Proposal No. 1.   The eight nominees named below were elected to serve as directors of the board of directors

Election of Directors	For	Withheld	Broker Non-Votes
Julie Ehmann	1,633,006	19,401	537,092
David Hartman	1,593,670	58,737	537,092
Douglas Hartman	1,630,216	22,191	537,092
Olaf Karasch	1,602,425	49,982	537,092
Thomas Pauken	1,593,840	58,567	537,092
Bernard Paulson	1,532,305	120,102	537,092
Steven Paulson	1,592,470	59,937	537,092
Tan Chin Yong	1,634,476	17,931	537,092

Proposal No. 2.   The amendment to our 2000 Incentive Plan to increase the number of shares of our common stock available for issuance thereunder from 250,000 shares to 500,000 shares was approved as set forth below.

For	Withheld	Abstain	Broker Non-Votes
1,239,171	412,606	630	537,092

Proposal No. 3.   The appointment of UHY LLP as the independent registered public accounting firm for the year ending December 31, 2012 was ratified, and the voting results were as follows:

For	Withheld	Abstain
2,177,469	11,360	670

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)
Date: May 14, 2012	/s/ BARBARA RUSSELL
Barbara Russell Chief Financial Officer
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